UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 18, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2005 Long-Term Incentive Plan

On May 19, 2005, the Toreador Resources Corporation (the “Company”) stockholders approved the Toreador Resources Corporation 2005 Long-Term Incentive Plan (the “Plan”). The Plan was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2005 annual meeting. The Plan authorizes the issuance of up to 250,000 shares of the Company’s common stock to key employees, key consultants and outside directors of the Company and its subsidiaries.

The Plan permits the granting of incentive stock options (limited to 100,000 shares), non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards, whether granted singly, or in combination or in tandem. No Executive Officer (as defined in the Plan) may receive in any calendar year (i) stock options or stock appreciation rights relating to more than 20,000 shares of the Company’s common stock or (ii) restricted stock, restricted stock units, performance awards or other awards that are subject to the attainment of performance goals relating to more than 20,000 shares of the Company’s common stock; provided, however, that all such awards of any Executive Officer during any calendar year may not exceed an aggregate of more than 40,000 shares of the Company’s common stock.

The Plan terminates on May 19, 2015; however, awards granted before that date will continue to be effective in accordance with their terms and conditions.

A copy of the Plan is filed herewith as Exhibit 10.1 hereto.

Form of Employee Restricted Stock Award

Attached hereto as Exhibit 10.2 is the Company’s form of Employee Restricted Stock Award (the “Employee Award Agreement”) to be used in connection with the Toreador Resources Corporation 2005 Long-Term Incentive Plan. The Employee Award Agreement provides that shares of restricted stock that are granted vest over a three year period with one-third vesting on the first anniversary of the date of grant, an additional one-third vesting on the second anniversary of the date of grant and the remaining one-third vesting on the third anniversary of the date of grant. Any shares of restricted stock that have not vested on the date of a participant’s termination of service shall be forfeited.

Until shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares. However, beginning on the date of grant of restricted stock, the participant is permitted to vote such shares of restricted stock.

Form of Outside Director Restricted Stock Award

Attached hereto as Exhibit 10.3 is the Company’s form of Outside Director Restricted Stock Award (the “Outside Director Award Agreement”) to be used in connection with the Toreador Resources Corporation 2005 Long-Term Incentive Plan. The Outside Director Award Agreement provides that shares of restricted stock that are granted vest over a three year period with 27% vesting on the first anniversary of the date of grant, an additional 33% vesting on the second anniversary of the date of grant and the remaining 40% vesting on the third anniversary of the date of grant. Any shares of restricted stock that have not vested on the date of a participant’s termination of service shall be forfeited.

Until shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares. However, beginning on the date of grant of restricted stock, the participant is permitted to vote such shares of restricted stock.

Salary of Vice President – Accounting and Chief Accounting Officer

See Item 5.02(c) “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” regarding Mr. Campise’s base salary.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)       Effective May 18, 2005, the Company named Charles J. Campise as Vice President – Accounting and Chief Accounting Officer.

Mr. Campise, age 54, has more than 30 years of experience in accounting for oil and gas operations, including twelve years with Ocean Energy, Inc. from 1988 to 2000, where his duties included responsibility for SEC Reporting and all international accounting. From 1998 to 2001, he served as Vice President of Finance and Administration for Ocean Energy Cote d’Ivoire. From 2001 to 2002, Mr. Campise served as the Finance Director and as a member of the Board of Directors of an Apache Corporation Joint Venture Company in Cairo, Egypt. Beginning in 2002, Mr. Campise performed independent accounting and financial consulting until joining Transmeridian Exploration, Inc. in 2003, where he served as the Corporate Controller until his appointment as Vice President – Accounting and Chief Accounting Officer of the Company. Mr. Campise is a Certified Public Accountant in the State of Texas.

The Company has not entered into an employment agreement with Mr. Campise and he is appointed to serve in his position until his respective successor shall have been duly elected and shall have qualified, or until his earlier death, resignation or removal from office. There are no familial relationships between Mr. Campise and any other officer or director of the Company. In connection with his appointment as Vice President – Accounting and Chief Accounting Officer, Mr. Campise will receive an annual base salary of $125,000. Mr. Campise is also eligible to participate in certain of the Company’s equity incentive plans, pursuant to which stock options and other equity awards may be granted, and the Company’s Short-Term Incentive Compensation Plan.

Item 9.01	Financial Statements and Exhibits.

(c)	10.1	Toreador Resources Corporation 2005 Long-Term Incentive Plan.

10.2	Form of Employee Restricted Stock Award.

10.3	Form of Outside Director Restricted Stock Award

10.4	Summary Sheet: Vice President – Accounting and Chief Accounting Officer Salary.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: May 23, 2005

By:                /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Toreador Resources Corporation 2005 Long-Term Incentive Plan.

10.2	Form of Employee Restricted Stock Award.

10.3	Form of Outside Director Restricted Stock Award

10.4	Summary Sheet: Vice President – Accounting and Chief Accounting Officer Salary.